EXHIBIT 99.1

October 18, 2004

SOUTHWEST BANCORPORATION OF TEXAS, INC.
REPORTS STRONG CORE GROWTH

Solid Quarter for Loans and Fee Income

3rd Quarter Highlights

•	Diluted earnings per common share were $0.28 for the third quarter of 2004, up 21% linked quarter and up 45% compared to the third quarter of 2003.

•	Strong growth trends continue:

–	Total revenue grew 7.1% linked quarter; 17% versus prior year adjusted for a $2.6 million recovery of valuation allowance on mortgage servicing rights in the 3rd quarter of 2003.

–	Average loans held for investment increased 6.9% linked quarter; 20% versus prior year.

–	Average deposits increased 1.5% linked quarter; 10% versus prior year.

–	Noninterest income increased 11% linked quarter; 19% versus prior year adjusted for the mortgage servicing rights recovery.

•	Net interest margin on a taxable-equivalent basis was 4.04% versus 4.09% linked quarter.

•	Noninterest expenses grew by 3.8% linked quarter and 4.7% versus prior year, with additional merger efficiencies to be realized in coming quarters.

•	Asset quality indicators improved on a linked quarter basis.

•	The operational conversion of Lone Star Bank in Dallas was completed September 20.

•	The legal merger with Klein Bank was completed October 1; operational merger expected to be completed 1st quarter 2005.

•	Southwest Bank of Texas has been named a “Best Place to Work” by Houston Business Journal and was recognized by CIO Magazine as one of the top 100 companies for technology innovation.

     Houston, Texas – Southwest Bancorporation of Texas, Inc. (NASDAQ: SWBT) today reported third quarter results that reflect strong business development activity with significant loan and fee income growth.

     For the quarter ended September 30, 2004, net income was $19.7 million, or $0.28 per diluted common share, compared to $13.4 million for the quarter ended September 30, 2003, or $0.19 per diluted common share. For the nine months ended September 30, 2004, net income was $51.2 million, or $0.73 per diluted common share, compared to $44.4 million, or $0.64 per diluted common share, for the nine months ended September 30, 2003.

     Return on average assets and return on average common shareholders’ equity for the three months ended September 30, 2004 were 1.21% and 14.79% compared to 0.95% and 11.14% for the same period in 2003. For the nine months ended September 30, 2004, return on average assets and return on average common shareholders’ equity were 1.10% and 13.19% compared to 1.13% and 12.72% for the nine months ended September 30, 2003.

     Total revenue for the third quarter of 2004 was $83.9 million, an increase of 17% over the same period in 2003 adjusted for a $2.6 million recovery of valuation allowance on mortgage servicing rights in the third quarter of 2003. For the nine months ended September 30, 2004, total revenue was $238.0 million, a 17% increase over the same period in 2003, as adjusted. Average loans held for investment were $4.03 billion, a 20% increase over the third quarter of 2003. Average deposits were $4.76 billion, an increase of 10% over the comparable period in 2003. Average assets were $6.49 billion, an increase of $881.0 million, or 16%, from the third quarter of 2003.

     “I am quite pleased with our accomplishments this quarter and for the first nine months of the year,” said Paul B. Murphy, Jr., CEO of Southwest Bank of Texas. “Core loan and fee income growth are two areas where our team truly excelled. In addition, asset quality indicators reflect continued good results. Overall, we had a very good third quarter.”

     Murphy noted the legal merger with Klein Bancshares was effective October 1, 2004 with the operational merger scheduled for the first quarter of 2005. This expansion into the high-growth northwest sector of the greater Houston area added 27 branches and $536 million in deposits. As previously announced, the Company issued $75 million in subordinated tier 2 capital qualifying debt and $35 million in tier 1 capital qualifying trust preferred securities during the quarter. The proceeds were used to finance the Klein merger as well as to augment the Company’s capital ratios to support its strong loan growth.

     “Among other things, our partnership with Klein has contributed to building a franchise that now has $7.32 billion in assets, $5.34 billion in deposits, 77 locations statewide, approximately 375,000 accounts and over 250,000 customers,” noted Murphy. “This is a remarkable step for our Company which will celebrate its 15th year in 2005.”

Net Interest Income

     Net interest income increased to $58.0 million, a 5.4% increase on a linked quarter basis and 17% higher than the year earlier period.

     The taxable-equivalent net interest margin was 4.04% for the third quarter of 2004, a decrease of 5 basis points from the prior quarter, but an increase of 7 basis points when compared to the third quarter of 2003. Given the increase in tax-free income over the last several quarters and consistent with industry presentation, the net interest margin is now presented on a taxable-equivalent basis. For comparative purposes, historical data in the accompanying financials also reflects this change.

     During the quarter the taxable-equivalent yield on the securities portfolio increased by 19 basis points to 4.11% and the taxable-equivalent yield on the loan portfolio increased by 10 basis points to 5.45%. The cost of funds, including demand deposits, increased by 19 basis points to 0.98% driven primarily by increases in market rates and a greater reliance on wholesale funding to support the strong loan growth experienced during the quarter.

Noninterest Income

     For the three months ended September 30, 2004, noninterest income was $26.0 million, an 11% increase linked quarter and a 19% increase versus prior year, adjusted for a $2.6 million recovery of valuation allowance on mortgage servicing rights recognized in the third quarter of 2003. For the nine months ended September 30, 2004, noninterest income was $71.7 million, an increase of 17% over the comparable period of the prior year adjusted for the mortgage servicing rights valuation recovery, net.

     Service charges on deposit accounts increased to $11.2 million, a 6.0% increase from the third quarter of 2003. Investment services fee income increased 27% over the third quarter of 2003 and other fee income decreased 9% as a result of the $2.6 million recovery of valuation allowance on mortgage servicing rights taken in 2003. Other operating income increased 20% over the third quarter of 2003 primarily as a result of higher levels of bank-owned life insurance income and equity investments income.

Noninterest Expenses

     Noninterest expenses were $53.8 million for the third quarter of 2004, an increase of $2.0 million, or 3.8%, on a linked quarter basis and an increase of 4.7% from the same period in the prior year. The efficiency ratio was 63.1% as compared to 64.8% in the prior quarter.

     On a linked quarter basis, the primary components of the expense increase were higher occupancy costs, expenses associated with professional services and compliance with the Sarbanes-Oxley Act, and merger-related expenses.

     “I am pleased with the results of the Lone Star conversion which was completed in September. Using one operating platform for Dallas and Houston will enable us to achieve our expense reduction targets resulting from this merger. The Klein conversion will take place in the first quarter of next year and we look forward to achieving those operating efficiencies throughout the course of next year,” said Scott McLean, President.

Asset Quality

     Nonperforming assets declined to $20.2 million from $23.9 million at June 30, 2004. Nonperforming assets were 0.49% of loans and other real estate at September 30, 2004, down from 0.61% on a linked quarter basis and 0.57% at September 30, 2003. Net charge-offs for the quarter were $1.3 million, or 0.13% of average loans, down from $3.6 million or 0.38% of average loans linked quarter. The provision for loan losses was $3.0 million for the quarter. The allowance for loan losses to total loans is 1.19% at September 30, 2004 compared to 1.24% at September 30, 2003 and 1.21% at June 30, 2004.

Period End Loans, Deposits, Investments, Assets, and Equity

     Loans held for investment were $4.13 billion at September 30, 2004, an increase of 5.7% linked quarter, and a 24% increase from September 30, 2003. Total deposits at September 30, 2004 were $4.80 billion, an increase of 0.5% linked quarter, and an increase of 11% from September 30, 2003. Investment securities were $1.70 billion at September 30, 2004, an increase of 4.8% linked quarter, and an increase of 13% from September 30, 2003. Total assets were $6.63 billion at September 30, 2004, an increase of 4.3% linked quarter, and an increase of 17% from September 30, 2003. Total shareholders’ equity was $549.8 million at September 30, 2004, compared to $480.9 million at September 30, 2003.

     Southwest Bancorporation of Texas, Inc., the parent company of Southwest Bank of Texas NA, is the largest independent bank holding company headquartered in Houston, Texas. The Company focuses on commercial lending, treasury management and investment services for businesses in the southwest, private financial management and trust services for families and individuals, and retail and mortgage banking services. With the legal merger completed with Klein Bank on October 1, 2004, the Company has $7.32 billion in assets, deposits of $5.34 billion and 77 full-service branches located throughout the Houston and Dallas metropolitan areas.

     Consolidated financial information and supplemental unaudited data schedules follow in this release. Exhibits I and II provide additional information on the net interest margin, including average balances and average rates for both assets and liabilities for the periods presented. Exhibit III presents quarterly comparative data. Exhibit IV presents reconcilements of non-GAAP disclosures.

     The Company’s earnings release and the related financial supplement will be available on www.swbanktx.com, the Company’s website, prior to the beginning of the conference call to discuss earnings.

The conference call will be Tuesday, October 19 at 10:30 am CST. The call is available at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=99147&eventID=934555 or by dialing 866-238-1667 and referencing “Southwest Bank of Texas Third Quarter Earnings Call.” The webcast will be archived for 90 days in the Investor Relations portion of the Bank’s web site at www.swbanktx.com. A phone archive also can be accessed by calling 888-266-2081 and entering 570445 as the PIN.

The conference call may include a discussion of non-GAAP financial measures, which is qualified by a reconciliation to GAAP included in this news release or otherwise available on the Southwest Bank of Texas website under “Investor Relations.” The conference call may include forward-looking information which, along with the supplementary information and this news release, is subject to the cautionary statement that follows.

Certain of the matters discussed in this press release may constitute forward-looking statements for the purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Southwest Bancorporation of Texas, Inc. (the “Company”) to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. The words “expect,” “anticipated,” “intend,” “plan,” “believe,” “seek,” “estimate,” and similar expressions are intended to identify such forward-looking statements. The Company’s actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation (a) the effects of future economic conditions on the Company and its customers; (b) the costs and effects of litigation and of unexpected or adverse outcomes in such litigation; (c) governmental monetary and fiscal policies, as well as legislative and regulatory changes; (d) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters; (e) the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements, as well as interest rate risks; (f) the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in the Company’s market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the internet; (g) technological changes; (h) acquisition and integration of acquired businesses; (i) the failure of assumptions underlying the establishment of reserves for loan loses and estimations of values of collateral in various financial assets and liabilities; (j) acts of war or terrorism. All written or oral forward-looking statements attributable to the Company are expressly qualified in their entirety by these cautionary statements.

Contacts:

Randy Meyer, EVP & CFO
713-235-8832
rmeyer@swbanktx.com

Sarah Peterson, SVP Investor & Corporate Communications
713-232-1115
speterson@swbanktx.com

Southwest Bancorporation of Texas, Inc. Consolidated Financial Information (unaudited)

	3Q-04	3Q-03	% change	YTD 04	YTD 03	% change
	(in 000’s except per share data)
Balance sheet averages
Loans held for investment	$4,027,343	$3,351,647	20.2%	$3,800,036	$3,233,852	17.5%
Loans held for sale	96,119	105,064	-8.5%	98,751	94,972	4.0%
Investment securities	1,691,472	1,497,754	12.9%	1,625,592	1,294,037	25.6%
Securities purchased under resale agreements	2,435	30,000	-91.9%	8,482	26,044	-67.4%
Fed funds sold and other interest-earning assets	50,138	90,474	-44.6%	48,016	70,134	-31.5%

Total interest-earning assets	5,867,507	5,074,939	15.6%	5,580,877	4,719,039	18.3%

Allowance for loan losses	(49,422)	(41,469)	19.2%	(48,288)	(39,884)	21.1%
Cash and due from banks	251,686	257,010	-2.1%	280,323	262,930	6.6%
Goodwill	54,998	25,471	115.9%	51,933	10,301	404.2%
Core deposit intangibles	10,240	6,327	61.8%	9,776	2,132	358.5%
Other assets	355,606	287,289	23.8%	352,637	289,061	22.0%

Total assets	$6,490,615	$5,609,567	15.7%	$6,227,258	$5,243,579	18.8%

Noninterest-bearing deposits	$1,587,990	$1,342,560	18.3%	$1,551,178	$1,241,765	24.9%
Interest-bearing demand deposits	71,430	73,142	-2.3%	67,640	48,020	40.9%
Savings deposits	2,012,963	1,854,140	8.6%	1,969,151	1,776,634	10.8%
Time deposits	1,088,302	1,064,502	2.2%	1,053,271	998,613	5.5%

Total deposits	4,760,685	4,334,344	9.8%	4,641,240	4,065,032	14.2%
Repurchase agreements and other borrowed funds	1,173,762	771,132	52.2%	1,041,204	679,889	53.1%
Other liabilities	27,246	27,493	-0.9%	26,463	31,675	-16.5%
Shareholders’ equity	528,922	476,598	11.0%	518,351	466,983	11.0%

Total liabilities and shareholders’ equity	$6,490,615	$5,609,567	15.7%	$6,227,258	$5,243,579	18.8%

Income statement data
Interest and fees on loans	$56,259	$48,359	16.3%	$157,180	$140,503	11.9%
Interest on securities	16,143	12,314	31.1%	45,370	35,754	26.9%
Interest on fed funds sold and other interest-earning assets	192	303	-36.6%	500	793	-36.9%

Total interest income	72,594	60,976	19.1%	203,050	177,050	14.7%

Interest on deposits	10,028	9,106	10.1%	26,506	28,747	-7.8%
Interest on borrowings	4,590	2,105	118.1%	10,182	6,281	62.1%

Total interest expense	14,618	11,211	30.4%	36,688	35,028	4.7%

Net interest income	57,976	49,765	16.5%	166,362	142,022	17.1%
Provision for loan losses	3,000	3,000	0.0%	8,000	9,000	-11.1%

Net interest income after provision	54,976	46,765	17.6%	158,362	133,022	19.0%

Service charges on deposit accounts	11,184	10,551	6.0%	33,414	29,484	13.3%
Investment services	3,164	2,489	27.1%	9,019	7,214	25.0%
Other fee income	6,214	6,816	-8.8%	16,566	14,423	14.9%
Other operating income	5,432	4,545	19.5%	12,713	11,461	10.9%
Gain (loss) on sales of securities, net	(46)	31	-248.4%	(45)	1,181	-103.8%

Total noninterest income	25,948	24,432	6.2%	71,667	63,763	12.4%

Salaries and benefits	30,429	27,878	9.2%	89,756	75,781	18.4%
Occupancy expenses	9,395	8,006	17.3%	26,540	21,391	24.1%
Other expenses	13,938	15,474	-9.9%	40,516	34,861	16.2%

Total noninterest expenses	53,762	51,358	4.7%	156,812	132,033	18.8%

Income before income taxes	27,162	19,839	36.9%	73,217	64,752	13.1%
Provision for income taxes	7,496	6,459	16.1%	22,043	20,335	8.4%

Net income	$19,666	$13,380	47.0%	$51,174	$44,417	15.2%

Basic earnings per common share	$0.28	$0.20	45.2%	$0.74	$0.65	13.8%

Diluted earnings per common share	$0.28	$0.19	45.3%	$0.73	$0.64	13.6%

Dividends per common share	$0.03	$—	100.0%	$0.09	$—	100.0%

Period end # of shares outstanding	69,154	68,362	1.2%	69,154	68,362	1.2%
Weighted avg # of shares outstanding (incl CSE’s)	70,830	70,008	1.2%	70,544	69,566	1.4%

	3Q-04	3Q-03	% change	YTD 04	YTD 03	% change
	($ in 000’s except per share data)
Nonperforming assets
Nonaccrual loans	$11,370	$14,173	-19.8%
Accruing loans 90 or more days past due	788	983	-19.8%
Restructured loans	—	—	0.0%
ORE and OLRA	8,076	3,688	119.0%

Total nonperforming assets	$20,234	$18,844	7.4%

Changes in allowance for loan losses
Allowance for loan losses — beginning of period	$47,492	$38,723	22.6%	$43,008	$36,696	17.2%
Provision for loan losses	3,000	3,000	0.0%	8,000	9,000	-11.1%
Charge-offs	(1,666)	(2,157)	-22.8%	(6,796)	(6,530)	4.1%
Recoveries	377	143	163.8%	2,875	543	429.4%
Allowance acquired through mergers and acquisitions	—	1,426	-100.0%	2,116	1,426	48.4%

Allowance for loan losses — end of period	$49,203	$41,135	19.6%	$49,203	$41,135	19.6%

Ratios
Return on average assets	1.21%	0.95%		1.10%	1.13%
Return on average common shareholders’ equity	14.79%	11.14%		13.19%	12.72%
Tier 1 leverage ratio	8.90%	8.06%
Taxable-equivalent yield on interest-earning assets	5.03%	4.84%		4.96%	5.09%
Cost of funds with demand accounts	0.98%	0.87%		0.86%	0.99%
Taxable-equivalent net interest margin	4.04%	3.97%		4.08%	4.10%
Efficiency ratio	63.07%	69.25%		64.73%	64.53%
Demand deposits to total deposits	33.36%	30.97%		33.42%	30.55%
Noninterest income to total income	30.92%	32.93%		30.11%	30.99%
Noninterest expense to average interest-earning assets	3.65%	4.01%		3.75%	3.74%
Nonperforming assets to loans and other real estate	0.49%	0.57%
Net charge-offs to average loans	0.13%	0.24%		0.14%	0.25%
Allowance for loan losses to total loans	1.19%	1.24%
Allowance for loan losses to nonperforming loans	404.70%	271.41%
Common stock performance
Market value of common stock — Close	$20.140	$36.490		$20.140	$36.490
Market value of common stock — High	$22.055	$38.450		$22.085	$38.450
Market value of common stock — Low	$19.500	$32.050		$18.425	$27.590
Book value of common stock	$7.95	$14.07
Market/book value of common stock	253%	259%
Price/12 month trailing earnings ratio	21	21
Other data
EOP Employees — full time equivalent	1,832	1,728	6.0%
Period end balances		($ in 000's )
Loans held for investment	$4,134,125	$3,328,827	24.2%
Loans held for sale	96,022	100,366	-4.3%
Investment securities	1,702,393	1,507,504	12.9%
Securities purchased under resale agreements	—	30,000	-100.0%
Fed funds sold and other interest-earning assets	75,848	88,592	-14.4%

Total interest-earning assets	6,008,388	5,055,289	18.9%

Allowance for loan losses	(49,203)	(41,135)	19.6%
Cash and due from banks	246,002	286,417	-14.1%
Goodwill	54,998	25,647	114.4%
Core deposit intangibles	9,855	6,858	43.7%
Other assets	363,330	330,434	10.0%

Total assets	$6,633,370	$5,663,510	17.1%

Noninterest-bearing demand deposits	$1,593,652	$1,341,27	7 18.8%
Interest-bearing demand deposits	69,531	40,496	71.7%
Savings deposits	2,010,178	1,875,66	5 7.2%
Time deposits	1,131,101	1,051,81	5 7.5%

Total deposits	4,804,462	4,309,25	3 11.5%
Repurchase agreements and other borrowed funds	1,253,242	842,644	48.7%
Other liabilities	25,881	30,709	-15.7%
Shareholders’ equity	549,785	480,904	14.3%

Total liabilities and shareholders’ equity	$6,633,370	$5,663,51	0 17.1%

EXHIBIT I

Rate Volume
3 Months Ended Analysis
(unaudited)

	Three Months Ended			Three Months Ended
	September 30, 2004			September 30, 2003
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
	Balance	Paid(1)	Rate	Balance	Paid(1)	Rate
	(Dollars in thousands)
Interest-earning assets:
Loans	$4,123,462	$56,463	5.45%	$3,456,711	$48,526	5.57%
Securities	1,691,472	17,477	4.11	1,497,754	13,130	3.48
Federal funds sold and other	52,573	192	1.45	120,474	303	1.00

Total interest-earning assets	5,867,507	74,132	5.03%	5,074,939	61,959	4.84%

Less allowance for loan losses	(49,422)			(41,469)

	5,818,085			5,033,470
Noninterest-earning assets	672,530			576,097

Total assets	$6,490,615			$5,609,567

Interest-bearing liabilities:
Money market and savings deposits	$2,084,393	4,445	0.85%	$1,927,282	3,685	0.76%
Time deposits	1,088,302	5,583	2.04	1,064,502	5,421	2.02
Repurchase agreements and other borrowed funds	1,173,762	4,590	1.56	771,132	2,105	1.08

Total interest-bearing liabilities	4,346,457	14,618	1.34%	3,762,916	11,211	1.18%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	1,587,990			1,342,560
Other liabilities	27,246			27,493

Total liabilities	5,961,693			5,132,969
Shareholders’ equity	528,922			476,598

Total liabilities and shareholders’ equity	$6,490,615			$5,609,567

Taxable-equivalent net interest income		$59,514			$50,748

Net interest spread			3.69%			3.66%

Taxable-equivalent net interest margin			4.04%			3.97%

(1) Taxable-equivalent rates used where applicable.

	Three Months Ended
	Q3 2004 vs Q3 2003
	Increase (Decrease)
		Due to
	Volume	Rate	Total
	(Dollars in thousands)
Interest-earning assets:
Loans	9,218	(1,281)	$7,937
Securities	1,679	2,668	4,347
Federal funds sold and other	(169)	58	(111)

Total increase in interest income	10,728	1,445	12,173

Interest-bearing liabilities:
Money market and savings deposits	296	464	760
Time deposits	111	51	162
Repurchase agreements and borrowed funds	1,093	1,392	2,485

Total increase in interest expense	1,500	1,907	3,407

Increase (decrease) in net interest income	$9,228	$(462)	$8,766

EXHIBIT II

Rate Volume
Linked Quarter Analysis
(unaudited)

	Three Months Ended			Three Months Ended
	September 30, 2004			June 30, 2004
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
	Balance	Paid(1)	Rate	Balance	Paid(1)	Rate
	(Dollars in thousands)
Interest-earning assets:
Loans	$4,123,462	$56,463	5.45%	$3,873,174	$51,478	5.35%
Securities	1,691,472	17,477	4.11	1,628,789	15,890	3.92
Federal funds sold and other	52,573	192	1.45	42,375	119	1.13

Total interest-earning assets	5,867,507	74,132	5.03%	5,544,338	67,487	4.90%

Less allowance for loan losses	(49,422)			(49,658)

	5,818,085			5,494,680
Noninterest-earning assets	672,530			686,900

Total assets	$6,490,615			$6,181,580

Interest-bearing liabilities:
Money market and savings deposits	$2,084,393	4,445	0.85%	$2,052,257	3,353	0.66%
Time deposits	1,088,302	5,583	2.04	1,065,937	5,055	1.91
Repurchase agreements and other borrowed funds	1,173,762	4,590	1.56	940,165	2,660	1.14

Total interest-bearing liabilities	4,346,457	14,618	1.34%	4,058,359	11,068	1.10%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	1,587,990			1,574,075
Other liabilities	27,246			33,824

Total liabilities	5,961,693			5,666,258
Shareholders’ equity	528,922			515,322

Total liabilities and shareholders’ equity	$6,490,615			$6,181,580

Taxable-equivalent net interest income		$59,514			$56,419

Net interest spread			3.69%			3.80%

Taxable-equivalent net interest margin			4.04%			4.09%

(1) Taxable-equivalent rates used where applicable.

	Three Months Ended
	Q3 2004 vs Q2 2004
	Increase (Decrease)
	Due to
	Volume	Rate	Days	Total
		(Dollars in thousands)
Interest-earning assets:
Loans	3,363	1,056	566	$4,985
Securities	618	794	175	1,587
Federal funds sold and other	29	43	1	73

Total increase in interest income	4,010	1,893	742	6,645

Interest-bearing liabilities:
Money market and savings deposits	53	1,002	37	1,092
Time deposits	107	365	56	528
Repurchase agreements and borrowed funds	668	1,233	29	1,930

Total increase in interest expense	828	2,600	122	3,550

Increase (decrease) in net interest income	$3,182	$(707)	$620	$3,095

Southwest Bancorporation of Texas, Inc.
Consolidated Financial Information (unaudited)
Quarterly Trend Analysis
	3Q-02	4Q-02	1Q-03	2Q-03	3Q-03	4Q-03	1Q-04	2Q-04	3Q-04
Balance sheet averages
Loans held for investment	$2,855,389	$3,034,633	$3,128,640	$3,218,818	$3,351,647	$3,362,374	$3,601,637	$3,768,629	$4,027,343
Loans held for sale	72,922	85,766	93,726	86,001	105,064	98,777	95,617	104,545	96,119
Investment securities	1,192,252	1,198,055	1,157,825	1,222,798	1,497,754	1,539,469	1,555,791	1,628,789	1,691,472
Securities purchased under resale agreements	19,999	20,000	18,000	30,000	30,000	30,000	23,077	—	2,435
Fed funds sold and other interest-earning assets	26,250	41,967	53,316	66,204	90,474	39,997	51,512	42,375	50,138

Total interest-earning assets	4,166,812	4,380,421	4,451,507	4,623,821	5,074,939	5,070,617	5,327,634	5,544,338	5,867,507

Allowance for loan losses	(34,474)	(36,105)	(38,216)	(39,930)	(41,469)	(42,513)	(45,770)	(49,658)	(49,422)
Cash and due from banks	191,469	226,675	299,117	233,126	257,010	268,099	323,517	266,082	251,686
Goodwill	2,590	2,590	2,590	2,590	25,471	25,647	45,689	55,077	54,998
Core deposit intangibles	—	—	—	—	6,327	6,509	7,934	11,149	10,240
Other assets	280,699	283,477	289,330	290,585	287,289	338,571	354,793	354,592	355,606

Total assets	$4,607,096	$4,857,058	$5,004,328	$5,110,192	$5,609,567	$5,666,930	$6,013,797	$6,181,580	$6,490,615

Noninterest-bearing deposits	$1,016,011	$1,099,772	$1,172,389	$1,208,477	$1,342,560	$1,399,592	$1,491,064	$1,574,075	$1,587,990
Interest-bearing demand deposits	32,006	38,572	35,047	35,451	73,142	37,997	60,359	71,089	71,430
Savings deposits	1,529,241	1,630,166	1,698,516	1,775,535	1,854,140	1,829,947	1,912,839	1,981,168	2,012,963
Time deposits	964,091	892,342	965,267	964,980	1,064,502	1,023,668	1,005,189	1,065,937	1,088,302

Total deposits	3,541,349	3,660,852	3,871,219	3,984,443	4,334,344	4,291,204	4,469,451	4,692,269	4,760,685
Repurchase agreements and other borrowed funds	613,791	730,363	639,359	627,729	771,132	847,109	1,008,229	940,165	1,173,762
Other liabilities	25,266	25,695	40,323	27,349	27,493	40,991	25,425	33,824	27,246
Minority interest	1,472	506	—	—	—	—	—	—	—
Shareholders’ equity	425,218	439,642	453,427	470,671	476,598	487,626	510,692	515,322	528,922

Total liabilities and equity	$4,607,096	$4,857,058	$5,004,328	$5,110,192	$5,609,567	$5,666,930	$6,013,797	$6,181,580	$6,490,615

Income statement data
Interest and fees on loans	$45,774	$46,735	$45,156	$46,988	$48,359	$48,022	$49,632	$51,289	$56,259
Interest on securities	15,266	12,685	11,951	11,489	12,314	13,856	14,549	14,678	16,143
Interest on fed funds sold and other interest-earning assets	191	230	206	284	303	175	189	119	192

Total interest income	61,231	59,650	57,313	58,761	60,976	62,053	64,370	66,086	72,594

Interest on deposits	12,819	11,276	10,106	9,535	9,106	8,224	8,070	8,408	10,028
Interest on borrowings	2,671	2,846	2,126	2,050	2,105	2,473	2,932	2,660	4,590

Total interest expense	15,490	14,122	12,232	11,585	11,211	10,697	11,002	11,068	14,618

Net interest income	45,741	45,528	45,081	47,176	49,765	51,356	53,368	55,018	57,976
Provision for loan losses	3,000	3,000	3,000	3,000	3,000	3,000	2,000	3,000	3,000

Net interest income after provision	42,741	42,528	42,081	44,176	46,765	48,356	51,368	52,018	54,976

Service charges on deposit accounts	8,367	8,896	9,617	9,316	10,551	10,581	11,040	11,190	11,184
Investment services	2,371	2,119	2,295	2,430	2,489	2,498	2,970	2,885	3,164
Other fee income	957	4,173	3,648	3,959	6,816	4,986	4,953	5,399	6,214
Other operating income	3,145	4,758	3,658	3,259	4,545	5,048	3,391	3,890	5,432
Gain (loss) on sales of securities	1,680	55	35	1,115	31	43	26	(25)	(46)

Total noninterest income	16,520	20,001	19,253	20,079	24,432	23,156	22,380	23,339	25,948

Salaries and benefits	22,325	22,777	23,826	24,076	27,878	27,966	29,243	30,084	30,429
Occupancy expenses	5,840	7,110	6,500	6,885	8,006	8,299	8,258	8,887	9,395
Other expenses	9,949	9,611	9,185	10,202	15,474	11,865	13,771	12,807	13,938
Minority interest	30	(39)	—	—	—	—	—	—	—

Total noninterest expenses	38,144	39,459	39,511	41,163	51,358	48,130	51,272	51,778	53,762

Income before income taxes	21,117	23,070	21,823	23,092	19,839	23,382	22,476	23,579	27,162
Provision for income taxes	6,555	7,153	6,748	7,129	6,459	7,071	7,189	7,358	7,496

Net income	$14,562	$15,917	$15,075	$15,963	$13,380	$16,311	$15,287	$16,221	$19,666

Basic earnings per common share	$0.22	$0.24	$0.22	$0.24	$0.20	$0.24	$0.22	$0.24	$0.28

Diluted earnings per common share	$0.21	$0.23	$0.22	$0.23	$0.19	$0.23	$0.22	$0.23	$0.28

Dividends per common share	$—	$—	$—	$—	$0.03	$0.03	$0.03	$0.03	$0.03

Period end # of shares outstanding	67,668	67,712	67,786	68,114	68,362	68,428	68,612	69,068	69,154
Weighted avg # of shares outstanding (incl CSE’s)	69,452	69,133	69,280	69,456	70,008	70,190	70,282	70,528	70,830

EXHIBIT III

Southwest Bancorporation of Texas, Inc.
Consolidated Financial Information (unaudited)
Quarterly Trend Analysis
	3Q-02	4Q-02	1Q-03	2Q-03	3Q-03	4Q-03	1Q-04	2Q-04	3Q-04
Nonperforming assets
Nonaccrual loans	$14,596	$13,113	$20,503	$14,609	$14,173	$11,443	$17,671	$10,668	$11,370
Accruing loans 90 or more days past due	2,687	1,876	1,893	4,308	983	1,299	3,044	1,805	788
Restructured loans	—	—	—	—	—	—	—		—
ORE and OLRA	829	760	684	3,398	3,688	4,248	4,722	11,461	8,076

Total nonperforming assets	$18,112	$15,749	$23,080	$22,315	$18,844	$16,990	$25,437	$23,934	$20,234

Changes in allowance for loan losses
Allowance for loan losses — beginning of period	$33,025	$34,597	$36,696	$38,508	$38,723	$41,135	$43,008	$48,071	$47,492
Provision for loan losses	3,000	3,000	3,000	3,000	3,000	3,000	2,000	3,000	3,000
Charge-offs	(1,580)	(1,045)	(1,319)	(3,054)	(2,157)	(1,725)	(1,382)	(3,748)	(1,666)
Recoveries	152	232	131	269	143	598	2,329	169	377
Allowance acquired through mergers and acquisitions	—	—	—	—	1,426	—	2,116	—	—
Adjustment for sale of subsidiary	—	(88)	—	—	—	—	—	—	—

Allowance for loan losses — end of period	$34,597	$36,696	$38,508	$38,723	$41,135	$43,008	$48,071	$47,492	$49,203

Ratios
Return on average assets	1.25%	1.30%	1.22%	1.25%	0.95%	1.14%	1.02%	1.06%	1.21%
Return on average common shareholders’ equity	13.59%	14.36%	13.48%	13.60%	11.14%	13.27%	12.04%	12.66%	14.79%
Tier 1 leverage ratio	8.97%	8.85%	8.91%	9.06%	8.06%	9.15%	8.35%	8.45%	8.90%
Taxable-equivalent yield on interest-earning assets	5.90%	5.47%	5.30%	5.17%	4.84%	4.93%	4.94%	4.90%	5.03%
Cost of funds with demand accounts	1.48%	1.28%	1.10%	1.01%	0.87%	0.83%	0.81%	0.79%	0.98%
Taxable-equivalent net interest margin	4.43%	4.19%	4.19%	4.17%	3.97%	4.09%	4.11%	4.09%	4.04%
Efficiency ratio	62.96%	60.27%	61.45%	62.24%	68.31%	63.73%	66.55%	64.82%	63.07%
Demand deposits to total deposits	28.69%	30.04%	30.28%	30.33%	30.97%	32.62%	33.36%	33.55%	33.36%
Noninterest income to total income	26.53%	30.52%	29.93%	29.86%	32.93%	31.08%	29.61%	29.88%	30.92%
Noninterest expense to average interest-earning assets	3.63%	3.57%	3.60%	3.57%	4.01%	3.77%	3.88%	3.76%	3.65%
Nonperforming assets to loans and other real estate	0.62%	0.50%	0.73%	0.68%	0.57%	0.49%	0.68%	0.61%	0.49%
Net charge-offs (recoveries) to average loans	0.20%	0.11%	0.15%	0.35%	0.24%	0.13%	(0.11)%	0.38%	0.13%
Allowance for loan losses to total loans	1.18%	1.18%	1.21%	1.18%	1.24%	1.23%	1.29%	1.21%	1.19%
Allowance for loan losses to nonperforming loans	200.18%	244.82%	171.94%	204.70%	271.41%	337.53%	232.06%	380.76%	404.70%

Common stock performance
Market value of stock — Close	$18.205	$14.405	$15.015	$16.255	$18.245	$19.425	$18.865	$22.060	$20.140
Market value of stock — High	$19.600	$18.670	$16.525	$17.975	$19.225	$19.645	$19.955	$22.085	$22.055
Market value of stock — Low	$15.225	$12.245	$13.795	$14.825	$16.025	$17.600	$18.425	$18.605	$19.500
Book value of stock	$6.42	$6.58	$6.80	$7.05	$7.03	$7.29	$7.63	$7.39	$7.95
Market/book value of stock	283%	219%	221%	231%	259%	266%	247%	299%	253%
Price/earnings ratio	22	17	17	18	21	22	22	25	21

Other data
EOP Employees — full time equivalent	1,434	1,481	1,528	1,556	1,728	1,760	1,839	1,830	1,832

Period end balances
Loans held for investment	$2,928,547	$3,117,951	$3,181,059	$3,277,684	$3,328,827	$3,491,673	$3,720,950	$3,912,212	$4,134,125
Loans held for sale	81,874	101,389	87,398	91,757	100,366	96,899	101,944	97,929	96,022
Investment securities	1,254,849	1,201,200	1,193,917	1,303,613	1,507,504	1,549,398	1,576,977	1,624,540	1,702,393
Securities purchased under resale agreements	20,000	20,000	30,000	30,000	30,000	30,000	—	—	—
Fed funds sold and other interest-earning assets	130,124	43,107	92,364	244,117	88,592	64,908	52,678	45,612	75,848

Total interest-earning assets	4,415,394	4,483,647	4,584,738	4,947,171	5,055,289	5,232,878	5,452,549	5,680,293	6,008,388

Allowance for loan losses	(34,597)	(36,696)	(38,508)	(38,723)	(41,135)	(43,008)	(48,071)	(47,492)	(49,203)
Cash and due from banks	197,489	472,257	289,363	270,711	286,417	390,890	290,796	270,551	246,002
Goodwill	2,590	2,590	2,590	2,590	25,647	25,647	55,094	54,998	54,998
Core deposit intangibles	—	—	—	—	6,858	6,185	11,661	10,653	9,855
Other assets	257,581	250,159	271,686	260,383	330,434	333,144	352,189	390,958	363,330

Total assets	$4,838,457	$5,171,957	$5,109,869	$5,442,132	$5,663,510	$5,945,736	$6,114,218	$6,359,961	$6,633,370

Noninterest-bearing demand deposits	$1,115,405	$1,290,323	$1,270,991	$1,343,749	$1,341,277	$1,513,038	$1,625,647	$1,622,348	$1,593,652
Interest-bearing demand deposits	35,000	36,222	39,551	31,479	40,496	43,452	72,009	62,316	69,531
Savings deposits	1,521,060	1,715,536	1,723,369	1,766,818	1,875,665	1,840,814	1,985,622	1,998,375	2,010,178
Time deposits	903,874	869,968	978,350	997,407	1,051,815	1,005,935	1,019,666	1,097,130	1,131,101

Total deposits	3,575,339	3,912,049	4,012,261	4,139,453	4,309,253	4,403,239	4,702,944	4,780,169	4,804,462
Repurchase agreements and other borrowed funds	804,294	790,873	602,465	789,993	842,644	1,016,930	854,005	1,031,866	1,253,242
Other liabilities	22,755	23,512	34,152	32,770	30,709	26,246	34,038	37,746	25,881
Minority interest	1,503	—	—	—	—	—	—	—	—
Shareholders’ equity	434,566	445,523	460,991	479,916	480,904	499,321	523,231	510,180	549,785

Total liabilities and equity	$4,838,457	$5,171,957	$5,109,869	$5,442,132	$5,663,510	$5,945,736	$6,114,218	$6,359,961	$6,633,370

EXHIBIT IV

Southwest Bancorporation of Texas, Inc.
Reconcilements of Non-GAAP Disclosures for Impact of Recovery
of Valuation Allowance on Mortgage Servicing Rights, Net,
Merger-Related Expenses and Core Deposit Intangible
Amortization Expense
	3Q-04	3Q-03	% change	YTD 04	YTD 03	% change
		(in 000's except per share data)
Noninterest income — as reported	$25,948	$24,432	6.2%	$71,667	$63,763	12.4%
Impact of recovery of valuation allowance on mortgage servicing rights, net	—	(2,605)		—	(2,371)

Noninterest income — adjusted for recovery of valuation allowance on mortgage servicing rights, net	$25,948	$21,827	18.9%	$71,667	$61,392	16.7%

Total revenue — as reported	$83,924	$74,197	13.1%	$238,029	$205,785	15.7%
Impact of recovery of valuation allowance on mortgage servicing rights, net	—	(2,605)		—	(2,371)

Total revenue — adjusted for recovery of valuation allowance on mortgage servicing rights, net	$83,924	$71,592	17.2%	$238,029	$203,414	17.0%

Net income — as reported	$19,666	$13,380	47.0%	$51,174	$44,417	15.2%
Impact of core deposit intangible amortization expense, after tax	519	452		1,762	452

Net income — adjusted for core deposit intangible amortization expense	$20,185	$13,832	45.9%	$52,936	$44,869	18.0%

Diluted earnings per common share — as reported	$0.28	$0.19	45.3%	$0.73	$0.64	13.6%
Impact of core deposit intangible amortization expense, after tax	0.01	0.01		0.02	0.01

Diluted cash earnings per common share	$0.29	$0.20	43.0%	$0.75	$0.65	14.9%

Noninterest expenses — as reported	$53,762	$51,358	4.7%	$156,812	$132,033	18.8%
Impact of merger-related expenses	(138)	(3,000)		(1,342)	(3,000)
Impact of core deposit intangible amortization expense	(799)	(695)		(2,710)	(695)

Noninterest expenses — adjusted for merger-related expenses and core deposit intangible amortization expense	$52,825	$47,663	10.8%	$152,760	$128,338	19.0%

	3Q-04	2Q-04	% change
Net income — as reported	$19,666	$16,221	21.2%
Impact of core deposit intangible amortization expense, after tax	519	655

Net income — adjusted for core deposit intangible amortization expense, after tax	$20,185	$16,876	19.6%

Diluted earnings per common share — as reported	$0.28	$0.23	20.7%
Impact of core deposit intangible amortization expense, after tax	0.01	0.01

Diluted cash earnings per common share	$0.29	$0.24	19.9%